Exhibit 99.1

Microbot Medical and Corewell Health Forge Collaboration to Establish the LIBERTY® Endovascular Robotic Surgical System for Telerobotic

The first phase in the collaboration will evaluate the current state of the LIBERTY® Robotic Surgical System in connection with remote enabled Endovascular treatments.

BRAINTREE, Mass., December 14, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic Surgical System, today announced it has entered into a collaboration agreement with Corewell Health™. The objective of the collaboration, which will take place in multiple phases, is to enable telerobotics between remote centers by utilizing the LIBERTY Endovascular Robotic Surgical System. The agreement with Corewell Health includes the right to mutually evaluate the LIBERTY System for remote procedures, which will be led by Ryan Madder, M.D., an expert in interventional cardiology.

Corewell Health is a not-for-profit health system that provides health care and coverage with a team of 60,000+ — including more than 11,500 physicians and advanced practice providers and more than 15,000 nurses, providing care and services in 21 hospitals, 300+ outpatient locations and several post-acute facilities.

“Being able to connect between remote sites, especially at rural areas, has been a passion of mine for years, and as such I’m excited about the potential this collaboration can bring to benefit many patients in the USA and across the world,” said Dr. Madder, Section Chief, Interventional Cardiology and Director, Cardiac Cath Lab at Corewell Health in Grand Rapids, Michigan.

“We are excited for the opportunity to collaborate with Corewell Health and Dr. Ryan Madder, innovators in the field of robotics and healthcare. Working together with a health system such as Corewell, which provides care and services in 21 hospitals, 300+ outpatient locations and several post-acute facilities, to enhance the telerobotic feature of the LIBERTY System, fits well with our mission to enable accessibility to any user, anywhere across the world for any endovascular procedure,” said Harel Gadot, Chairman, President and CEO. “We continue to demonstrate that the interest shown by leading medical centers in our LIBERTY System is a testament to its potential impact in the endovascular interventional space.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY Endovascular Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Endovascular Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, such as employees of Microbot and its vendors and business partners being called to active military duty, any lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com